NOTICE OF ELECTION

TO:	AURIZON MINES LTD. (“Aurizon” or the “Corporation”)
AND TO:	HECLA MINING COMPANY (“Hecla”)
AND TO:	AND TO: 0963708 B.C. LTD. (“Acquireco”)
AND TO:	AND TO: Computershare Investor Services Inc. (“Depositary”)
RE:	AURIZON STOCK OPTION PLANS, AS AMENDED (the “Plans”)

THIS NOTICE MAY BE DELIVERED UNTIL 4:00 P.M. TORONTO TIME ON May 7, 2013 TO THE DEPOSITARY
By Mail Computershare Investor Services Inc. 100 University Avenue, 9th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions	By Registered Mail, Hand or Courier Computershare Investor Services Inc. 100 University Avenue, 9th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions
By Facsimile Transmission Facsimile within North America: 1-866-249-7775 Facsimile outside North America: 1-416-263-9524

The undersigned participant in one or more of the Plans has received notice that the Corporation has entered into an arrangement agreement dated March 3, 2013 with Hecla Mining Company (“Hecla”) and 0963708 B.C. Ltd. (“Acquireco”) which provides for the acquisition of all of the issued and outstanding common shares of the Corporation pursuant to an arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”). The undersigned has also received notice that all outstanding “in-the-money options” (the “Options”) granted to the undersigned under the Plans shall be deemed to have been fully vested and transferred and disposed of to the Corporation (free and clear of all liens, claims and encumbrances) and cancelled in exchange for consideration per Option equal to the number of common shares of the Corporation (the “Option Shares” obtained by dividing: (i) the amount, if any, by which: (A) the product obtained by multiplying the number of Aurizon common shares underlying an Option by $4.75; exceeds: (B) the exercise price payable under such Option; by (ii) $4.75.

The undersigned hereby elects to receive, pursuant to the Arrangement, including the tax withholding and pro-ration provisions thereof, in consideration for the Option Shares:

a)	cash consideration of $4.75 per Option Share (the “Cash Consideration”) in respect of ______________ of its Option Shares;
b)	0.9953 of a common share of Hecla (the “Share Consideration”) per Option Share in respect of _____________ of its Option Shares,

and directs and authorizes the Corporation to make or cause to be made, elections in that regard on the undersigned’s behalf. The undersigned acknowledges that if a properly completed Notice of Election is not delivered by the undersigned, the undersigned will be deemed to have elected to receive the Share Consideration in respect of its Option Shares, subject to pro-ration.

The undersigned further directs Acquireco to pay to the Corporation, on behalf of the undersigned, from the Cash Consideration otherwise payable to the undersigned, the amount determined by the Corporation to be necessary to satisfy, in whole or in part, the Corporation’s withholding obligation under applicable Canadian tax laws in respect of the taxable benefit (if any) associated with the disposal and transfer of the Options to the Corporation. In addition, the undersigned directs Hecla on behalf of Acquireco to deliver to the Corporation such Share Consideration as the Corporation or Acquireco may direct so that the Corporation may cause the sale of any common shares of Hecla on behalf of the undersigned to satisfy the foregoing withholding obligation in the event that the Cash Consideration payable to the undersigned is not sufficient to satisfy the Corporation’s withholding obligation. The undersigned hereby grants a power of attorney to the Corporation to sell sufficient common shares of Hecla for the account of the undersigned and to remit the proceeds to the appropriate taxation authorities to satisfy the Corporation’s withholding obligation.

After giving effect to the foregoing, the net after-tax proceeds, including certificates for any remaining Share Consideration, from the disposition and transfer of the Option Shares received pursuant to the Arrangement shall be remitted in the name of the undersigned, and mailed to the address below as soon as is practicable after receipt of such proceeds.

The elected amount is revocable by written notice of the undersigned to the Depositary at the address noted above up to 4:00 p.m. (Toronto time) on May 7, 2013 but the direction regarding the payment of funds and the granting of a power of attorney, each as set out above, are irrevocable.

The undersigned acknowledges that upon execution and delivery of this notice of election, unless otherwise revoked, the undersigned: (a) has waived his or her right to otherwise exercise the Options; (b) has directed that the Option Shares be deposited pursuant to the Arrangement and that the election as to the Cash Consideration or the Share Consideration be made in accordance with the instructions contained herein; and (c) will be deemed to have given the representations, warranties, covenants, acknowledgements and powers of attorney set forth in the letter of transmittal and notice of election.

DATED this	day of	, 2013.

(Signature of Participant)

(Name of Participant)

(Street Address and Number)

(City/Province or State/Country/Postal or Zip Code)

(Telephone Number)

(Social Insurance or Taxpayer Identification Number)

*Number of Options

*Exercise Price per Option

(If space is insufficient, please provide additional pages)

Note
* If more than one Option is held, please provide number of Options at each exercise price, separately.